UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 12, 2004
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 12, 2004, Blue Nile’s Chairman, Chief Executive Officer and President, Mark Vadon, its Chief Financial Officer, Diane Irvine, and its Chief Operating Officer and Chief Information Officer, Robert Paquin, each adopted a pre-arranged trading plan in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended. The shares which may be sold pursuant to each of these three plans represent less than 10% of such officer’s holdings of Blue Nile’s securities and each will terminate on or before November 16, 2005. Certain other of Blue Nile’s officers and directors have or may adopt 10b5-1 plans in which they will contract with a broker to exercise and sell options or sell shares on a periodic basis. Sales of any shares under such plans are currently subject to the 180-day lock-up agreement that Blue Nile’s officers and directors entered into with the underwriters of its initial public offering. No sales shall be made under the plans prior to the expiration of the lock-up period.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Adoption of these plans allows officers and directors to gradually diversify their investment portfolios while avoiding concerns about initiating stock transactions while in possession of material nonpublic information. The transactions under these plans will be disclosed publicly through Form 4 filings by each of the executive officers and directors who have adopted a plan. In addition, these transactions will be subject to the restrictions and filing requirements mandated by Rule 144 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By: /s/ Diane M. Irvine

Diane M. Irvine Chief Financial Officer (Principal Accounting and Financial Officer)

Dated: November 15, 2004